EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101368) of IMPAC Medical Systems, Inc. of our reports dated October 23, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

November 21, 2003